Exhibit 10.12

QUINTESSENCE PHOTONICS CORPORATION
(A Delaware Corporation)

Amount: $6,000,000	Sylmar, California September 18, 2006

SECURED PROMISSORY NOTE

For value received, QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation ("Maker"), promises to pay FINISAR CORPORATION ("Payee") the principal sum of Six Million Dollars ($6,000,000.00) with monthly interest on the outstanding principal amount as set forth below.

1. Payment. The outstanding principal amount shall be payable as follows:

(a) A portion of the outstanding principal in the amount of One Million Dollars ($1,000,000.00), together with interest thereon at the rate of 9.7% per annum, shall be fully amortized and payable in thirty-six (36) equal monthly installments, commencing on October 18, 2006, with subsequent installments of such principal and interest payable on the 18th day of each calendar month, and with the last such installment to be due and payable on September 18, 2009 (the "Maturity Date"); and

(b) The remaining portion of the principal (i) shall be payed in full on the Maturity Date in the amount necessary to repay in full the unpaid principal balance hereof and (ii) shall accrue interest at the rate of 9.7% per annum and shall be payable from the date hereof until maturity, in arrears, on the 18th day of each calendar month commencing on October 18, 2006, and on the Maturity Date.

Pursuant to the terms above, the monthly installments of principal and interest described in 1(a) and 1(b) together shall equal $72,601.17 per month and be payable as set forth in the schedule attached hereto as Exhibit A.

All payments of interest and principal shall be made in lawful money of the United States of America at the principal office of Payee, or at such other place Payee may from time to time designate in writing to Maker. The Maker may at any time, without penalty, upon at least five (5) days advance written notice to the Payee, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note. All payments will first be applied to fees and expenses due under this Note, then to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal. Notwithstanding anything herein to the contrary, whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in California.

The Maker agrees that if for any reason it fails to pay any amount due at the Maturity Date or upon the occurrence of an Event of Default (as defined below), then interest shall accrue on the unpaid balance of this Note at the rate of 18.0% per annum until such Event of Default is cured. Acceptance of such default interest by the Payee shall in no event constitute a waiver of the Maker's default with respect to such overdue amount nor prevent the Payee from exercising any of the other rights and remedies granted hereunder. Acceptance by the Payee of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to declare a default as herein provided for any failure to so pay. Notwithstanding the foregoing, if all sums due and owning are paid the Payee shall not have the right to foreclose or exercise its remedies.

2. Security Documents,. This Note is secured by certain collateral (the "Collateral") more specifically described in that certain Security Agreement, and other documents executed in connection therewith, dated as of even date herewith between the Maker and the Payee (collectively, the "Security Documents")

3. Representations and Warranties. The Maker, by executing this Note, hereby represents and warrants to the Payee that:

(a) Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted;

(b) Maker has the requisite power and authority and the legal right to execute, deliver and perform this Note and has taken all necessary action to authorize the execution, delivery and performance of this Note;

(c) This Note has been duly executed and delivered on behalf of Maker and constitutes the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as limited by applicable federal or state securities laws; and

(d) Neither the execution and delivery by Maker of this Note or any other agreements or instruments in connection herewith to which Maker will be a party, will (i) conflict with or violate any provision of the charter or by-laws of Maker, (ii) require on the part of Maker any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity (other than the filing of UCC financing statements in connection with the Security Documents), (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Maker is a party or by which Maker is bound or to which any of its assets is subject, (iv) result in the imposition of any security interest upon any assets of Maker, except for the lien to be granted under the Security Documents or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Maker or any of its properties or assets.

4. Covenants. Until such time as the obligations under this Note are paid in full, the Maker covenants and agrees that (terms not otherwise defined above or in this Section 4 shall have the meanings assigned to such terms in Section 14 below):

(a) It shall not, directly or indirectly, incur any Indebtedness (other than the Permitted Indebtedness) which is senior or pari passu in right of payment to the obligations under this Note;

(b) It shall not, without the consent of Payee, amend or supplement the Senior Credit Documents to: (i) increase the credit limit or engage in additional borrowings under the Senior Credit Documents in effect on the date hereof, (ii) amend the maturity date of the Senior Credit Obligations or require the indebtedness evidenced thereby to amortize on a basis different than presently stated in the Senior Credit Documents, (iii) increase the interest rate applicable to the Senior Credit Obligations (it being understood that the restriction set forth in this clause (iii) shall not apply to any application of the default rate of interest), (iv) add, or make more restrictive, any event of default or any covenant in the Senior Credit Documents, or (v) accept any additional collateral, guaranties or other creditor support (it being understood that the restriction set forth in this clause (v) shall not apply to the grant of a security interest by Maker in favor of Senior Creditor in certain of Maker's intellectual property upon the occurrence of an event of default under the Senior Credit Documents as contemplated therein);

(c) It shall furnish to the Payee promptly after execution a copy of any amendment to the Senior Credit Documents; and

(d) It shall be pay the Senior Credit Obligations in accordance with the terms of the Senior Credit Documents, and such Senior Credit Obligations shall be paid in full on or before May 24, 2007.

5. Transferability. This Note shall inure to and be binding upon the successors and permitted assigns of both parties; provided, however, neither party may assign or transfer this Note or any rights hereunder, nor delegate any of its duties and obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Payee may assign this Note to a third party as part of a sale of all or substantially all of the assets or stock of Payee to that third party, or a sale of the relevant business line.

6. Waiver. Maker waives presentment, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.

7. Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Maker and the Payee.

8. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a) Any default by the Maker in the payment when due of any principal or interest under this Note if such default is not cured by the Maker within ten (10) days after the Payee has given the Maker written notice of such default;

(b) Any representation or warranty made by the Maker herein shall prove to have been incorrect in any material respect on or as of the date made and remains unremedied (to the extent capable of being remedied) for a period of thirty (30) days after Payee provides the Maker with written notice of such breach;

(c) The breach of any covenant or obligation under this Note and the continuation of such breach for a period of thirty (30) days after Payee provides the Maker with written notice of such breach;

(d) The institution by the Maker of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodif ed from time to time (the `Bankruptcy Code"), or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Maker, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Maker in furtherance of any such action;

(e) If, within sixty (60) days after the commencement of an action against the Maker (and service of process in connection therewith on the Maker) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Maker or all orders or proceedings thereunder affecting the operations or the business of the Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Maker of any trustee, receiver or liquidator of the Maker or of all or any substantial part of the properties of the Maker, such appointment shall not have been vacated; or

(f) Any event of default under the Security Documents shall have occurred and be continuing; or any of the Security Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Maker shall contest in any manner the validity or enforceability thereof, or the Maker shall deny that it has any further liability or obligation thereunder; or the Security Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected lien in any of the Collateral purported to be covered thereby.

9. Remedies. Upon the occurrence and continuance of any Event of Default, the Payee, at its option, may (i) by notice to the Maker, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Maker under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by the Payee to the Maker as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Payee's rights and remedies under the Security Documents and proceed to enforce all other rights and remedies available to the Payee under applicable law.

10. Costs and Expenses,. The Maker agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Payee incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Payee's rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

11. Savings Clause. Maker and the Payee intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is the Maker's and the Payee's express intention that the Maker not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Payee to the Maker), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. Any such crediting or refund shall not cure or waive any default by the Maker under this Note. The term "applicable law" as used in this Note shall mean the laws of the State of California as such laws now exist or may be changed or amended or come into effect in the future.

12. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be addressed to the Payee at the last address furnished to the Maker by the Payee in writing or, in the case of the Maker, at the principal offices of the Maker, or at such other address as any party or the Maker may designate by giving at least ten (10) days' advance written notice to all other parties.

13. Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of California, other than the conflicts of law principles thereof.

14. Definitions. As used herein, the following terms shall have the following meanings:

(a) "Indebtedness" means all liabilities for borrowed money.

(b) "Interereditor Agreement" means that certain Intercereditor Agreement dated as of even date herewith by and among the Payee, the Senior Creditor and the Maker.

(c) "Permitted Indebtedness" means (i) the Senior Credit Obligations, which obligations shall at all times be subject to the Intercreditor Agreement, (ii) Indebtedness of subsidiaries of the Maker to the Maker, (iii) other Indebtedness described on Schedule 1 hereto, and (iv) Indebtedness renewing, extending the maturity of or refunding or refinancing in whole or in part Indebtedness otherwise permitted hereunder.

(d) "Senior Creditor" means (i) each of the holders of promissory notes (as amended from time to time, the "Senior Notes") issued pursuant to that certain Loan Agreement dated as of May 21, 2004 (as amended from time to time) by and among the Maker and the persons and entities named therein as "Lenders" (the "Loan Agreement") and (ii) M.U.S.A. Inc., doing business as DBA Money USA, in its capacity as collateral agent for the Lenders (the "Senior Collateral Agent").

(e) "Senior Credit Documents" means the Loan Agreement, the Senior Notes and the Senior Security Agreement dated as of May 21, 2004 between the Maker and the Senior Collateral Agent, all as may be from time to time amended.

(f) "Senior Credit Obligations" means the obligations owed to the Senior Creditor pursuant to the Senior Credit Documents.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date first set forth above.

Maker:

QUINTESSENCE PHOTONICS CORPORATION

By:	/s/ George Lintz
Name: George Lintz
Title: CFO

SCHEDULE 1

Permitted Indebtedness

1)      All Indebtedness reflected on the Maker's Balance Sheet dated as of June 30, 2006.

Schedule 1